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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

        We consent to the incorporation by reference in Registration Statement No. 333-55831 on Form S-4 and in Registration Statement Nos. 333-10429 and 333-48143 on Form S-8 of Westaff, Inc. (the Company) of our report dated January 27, 2004 (February 13, 2004 as to the matters discussed in paragraphs two through seven in Note 1), which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's ability to continue as a going concern, the November 2, 2002 balance sheet reclassification of long-term debt as a current liability, and a change in method of accounting for goodwill and other intangible assets, on the consolidated financial statements of the Company as of November 1, 2003 and November 2, 2002 and for the years then ended appearing in this Annual Report on Form 10-K of Westaff, Inc. for the year ended November 1, 2003.

        Our audits of the financial statements referred to in our aforementioned report also included the schedules of Valuation and Qualifying Accounts and Reserves (Schedule II) of Westaff, Inc as of November 1, 2003 and November 2, 2002 and for the years then ended appearing on page IV-1. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. The financial statement schedules for the year ended November 3, 2001 were audited by other auditors who have ceased operations. Those auditors expressed, in their report dated December 19, 2001 (February 11, 2002 with respect to a subsequent event), that such 2001 financial statement schedules, when considered in relation to the 2001 basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Oakland, California
February 13, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES